UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 18, 2014

Materion Corporation

(Exact Name of Registrant as Specified in Charter)

Ohio	001-15885	34-1919973
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6070 Parkland Blvd., Mayfield Hts., Ohio	44124
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (216) 486-4200

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On March 18, 2014, Materion Corporation (the “Company”) entered into a letter agreement (the “Agreement”) with GAMCO Asset Management Inc. (“GAMCO”) relating to the election of directors of the Company at its 2014 annual meeting of shareholders (the “2014 Annual Meeting”).

On March 6, 2014, GAMCO delivered notice (the “Notice”) to the Company of its intention to nominate two individuals for election as directors of the Company at the 2014 Annual Meeting. Pursuant to the Agreement, the Company has agreed that it will nominate Edward F. Crawford (the “GAMCO Nominee”), one of the individuals identified in the notice delivered to the Company, for election as a director of the Company along with current incumbent directors Joseph P. Keithley, N. Mohan Reddy and Craig S. Shular (collectively with the GAMCO Nominee, the “Nominees”). Pursuant to the Agreement, GAMCO has withdrawn its nominations and the Notice and has agreed that it and its Affiliates and Associates (each as defined in Rule 12b-2 under the Securities Exchange Act of 1934) will vote all common shares of the Company that they are entitled to vote at the 2014 Annual Meeting in favor of the election of each of the Nominees at the 2014 Annual Meeting.

The Agreement also provides that the Company and its Board of Directors (the “Board”) will authorize and direct the officers of the Company to prepare a binding proposal to the shareholders of the Company to be voted upon at the 2014 Annual Meeting to amend the Amended and Restated Code of Regulations of the Company such that Section 1701.831 of the Ohio Revised Code, which is a part of the Ohio Control Share Acquisition Act, will not apply to the Company.

Additionally the Agreement provides that, prior to the 2014 Annual Meeting, the Board will adopt:

•	a resolution that provides that it will not, without prior shareholder approval, authorize the issuance of any series of preferred stock for any defensive or anti-takeover purpose, for the purpose of implementing any shareholder rights plan or with features specifically intended to make any attempted acquisition of the Company more difficult or costly; provided, however, that the Board may authorize the issuance of preferred stock for capital raising transactions, acquisitions, joint ventures or other corporate purposes; and

•	a position statement on shareholder rights plans that provides that: (i) if the Board adopts a shareholder rights plan, it will do so by action of the majority of its independent directors after careful deliberation and in the exercise of its fiduciary duties; (ii) the Board will seek prior shareholder approval of the plan unless, due to time constraints or other considerations, the majority of the independent directors determine in their sole discretion that it would be in the best interest of the Company and its shareholders to adopt the rights plan without first obtaining shareholder approval; and (iii) that if the Board adopts a rights plan without prior shareholder approval, the plan will expire on the first anniversary of its effective date, unless prior to such time the plan has been ratified by a vote of the Company’s shareholders, which vote may exclude shares held by any potential acquiring shareholders.

Additional Information

In connection with the 2014 Annual Meeting, the Company will file a proxy statement and other documents regarding the 2014 Annual Meeting with the SEC and will mail the definitive proxy statement and a proxy card to each shareholder of record entitled to vote at the 2014 Annual Meeting. SHAREHOLDERS ARE ENCOURAGED TO READ THE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. The final proxy statement will be mailed to shareholders. Investors and security holders will be able to obtain the documents free of charge at the SEC’s website, www.sec.gov, from Materion at its website, www.materion.com, or 6070 Parkland Boulevard, Mayfield Heights, Ohio 44124, Attention: Corporate Secretary.

Participants in Solicitation

The Company and its directors and executive officers may be deemed to be participants in the solicitation of proxies in connection with the 2014 Annual Meeting. Information concerning the Company’s participants is set forth in its proxy statement, dated March 26, 2013, for its 2013 Annual Meeting of Shareholders as filed with the SEC on Schedule 14A. Additional information regarding the interests of participants of the Company in the solicitation of proxies in respect of the 2014 Annual Meeting and other relevant materials will be filed with the SEC when they become available.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MATERION CORPORATION

By:	/s/ Michael C. Hasychak
Name:	Michael C. Hasychak
Title:	Vice President, Treasurer and Secretary

Date: March 19, 2014